                                                Filed Pursuant to Rule 424(b)(3)

                                                     Registration No.: 333-80375

Prospectus Supplement Dated June 12, 2000
(To Prospectus Dated August 30, 1999)

                                CIENA Corporation

                        13,166,284 Shares of Common Stock

       The information in this prospectus supplement supplements the information set forth under the caption "Selling Stockholders" in the prospectus.

                              SELLING STOCKHOLDERS

       The following information supplements the information set forth under the caption "Selling Stockholders" in the prospectus:

                                                        PERCENTAGE OF TOTAL CIENA
                               NUMBER OF SHARES             OUTSTANDING SHARES                              NUMBER AND PERCENTAGE OF
                          BENEFICIALLY OWNED BEFORE     BENEFICIALLY OWNED BEFORE      NUMBER OF SHARES    SHARES BENEFICIALLY OWNED
SELLING STOCKHOLDERS             THE OFFERING                  THE OFFERING                OFFERED             AFTER THE OFFERING
--------------------             ------------                  ------------                -------             ------------------
JANCI Foundation(1)                 5,000                           *                       5,000                      0




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(1) JANCI Foundation is the transferee of 5,000 shares listed in the prospectus as being held by Jeffrey Weiss.